UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2014

KiOR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas	77507
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 2”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2014 (the “Initial Filing”) and amended on October 2, 2014 (“Amendment No. 1” and, together with the Initial Filing, the “Form 8-K”) by KiOR, Inc. (the “Company”), solely to replace the letter (the “Letter”) presented as Exhibit 17.1 to the Form 8-K. The Company originally filed a redacted copy of the Letter and filed a Confidential Treatment Request with the SEC pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. After due consideration, the Company determined to withdraw its Confidential Treatment Request with the SEC and is including herewith as Exhibit 17.1 an unredacted copy of the Letter.

Exhibit 17.1 to the Form 8-K is amended and restated in its entirety. Except for Exhibit 17.1, no other changes have been made to Form 8-K. This Amendment speaks as of the original filing date of the Initial Filing, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

17.1	Resignation letter of Paul O’Connor, dated August 31, 2014.

99.1*	Response letter of Paul O’Connor, dated October 1, 2014.

*	Previously Filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, Inc.

By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

Date: November 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation letter of Paul O’Connor, dated August 31, 2014.

99.1*	Response letter of Paul O’Connor, dated October 1, 2014.

*	Previously Filed.